DELAWARE GROUP ADVISER FUNDS

Registration No. 811-07972
FORM N-SAR
Semiannual Period Ended April 30, 2015

SUB-ITEM 77C:  Submission of matters to a vote of security holders
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At Joint Special Meetings of Shareholders of Delaware Group? Adviser Funds (the ?Trust?), on behalf of Delaware Diversified Income Fund, Delaware Global Real Estate Opportunities Fund, and Delaware U.S. Growth Fund (each, a ?Fund? and together, the ?Funds?), held on March 31, 2015 and reconvened to April 21, 2015 and May 12, 2015 for the proposals listed in items (ii) and (iii) below for Delaware Diversified Income Fund, the shareholders of the Trust/the Funds voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Funds; (iii) to revise the fundamental investment restriction relating to lending for the Funds; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Funds of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 377,368,701.625
Percentage of Outstanding Shares 48.448%
Percentage of Shares Voted 98.301%

Shares Withheld 6,520,382.325
Percentage of Outstanding Shares 0.837%
Percentage of Shares Voted 1.699%

Ann D. Borowiec

Shares Voted For 377,497,661.478
Percentage of Outstanding Shares 48.464%
Percentage of Shares Voted 98.335%

Shares Withheld 6,391,422.472
Percentage of Outstanding Shares 0.821%
Percentage of Shares Voted 1.665%

Joseph W. Chow

Shares Voted For 377,534,720.702
Percentage of Outstanding Shares 48.469%
Percentage of Shares Voted 98.345%

Shares Withheld 6,354,363.248
Percentage of Outstanding Shares 0.816%
Percentage of Shares Voted 1.655%

Patrick P. Coyne

Shares Voted For 377,414,270.764
Percentage of Outstanding Shares 48.453%
Percentage of Shares Voted 98.313%

Shares Withheld 6,474,813.186
Percentage of Outstanding Shares 0.831%
Percentage of Shares Voted 1.687%

John A. Fry

Shares Voted For 3,461,378.003
Percentage of Outstanding Shares 48.463%
Percentage of Shares Voted 98.333%

Shares Withheld 6,398,010.884
Percentage of Outstanding Shares 0.821%
Percentage of Shares Voted 1.667%

Lucinda S. Landreth

Shares Voted For 377,396,976.901
Percentage of Outstanding Shares 48.451%
Percentage of Shares Voted 98.309%

Shares Withheld 6,492,107.049
Percentage of Outstanding Shares 0.833%
Percentage of Shares Voted 1.691%

Frances A. Sevilla-Sacasa

Shares Voted For 377,431,097.052
Percentage of Outstanding Shares 48.456%
Percentage of Shares Voted 98.318%

Shares Withheld 6,457,986.898
Percentage of Outstanding Shares 0.829%
Percentage of Shares Voted 1.682%

Thomas K. Whitford

Shares Voted For 377,574,025.766
Percentage of Outstanding Shares 48.474%
Percentage of Shares Voted 98.355%

Shares Withheld 6,315,058.184
Percentage of Outstanding Shares 0.811%
Percentage of Shares Voted 1.645%

Janet L. Yeomans

Shares Voted For 377,532,727.906
Percentage of Outstanding Shares 48.469%
Percentage of Shares Voted 98.344%

Shares Withheld 6,356,356.044
Percentage of Outstanding Shares 0.816%
Percentage of Shares Voted 1.656%

J. Richard Zecher

Shares Voted For 377,320,103.052
Percentage of Outstanding Shares 48.441%
Percentage of Shares Voted 98.289%

Shares Withheld 6,568,980.898
Percentage of Outstanding Shares 0.843%
Percentage of Shares Voted      1.711%

2.?
To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Diversified Income Fund

Shares Voted For 237,724,523.189
Percentage of Outstanding Shares 37.202%
Percentage of Shares Voted 72.243%

Shares Voted Against 11,256,121.007
Percentage of Outstanding Shares 1.761%
Percentage of Shares Voted 3.421%

Shares Abstained 8,367,609.174
Percentage of Outstanding Shares 1.309%
Percentage of Shares Voted 2.543%
Broker Non-Votes 71,712,447.899

Delaware Global Real Estate Opportunities Fund

Shares Voted For 6,077,891.020
Percentage of Outstanding Shares 80.832%
Percentage of Shares Voted 82.280%

Shares Voted Against 11,008.448
Percentage of Outstanding Shares 0.146%
Percentage of Shares Voted 0.149%

Shares Abstained        31,761.948
Percentage of Outstanding Shares      0.422%
Percentage of Shares Voted       0.430%
Broker Non-Votes       1,266,215.000

Delaware U.S. Growth Fund

Shares Voted For 63,584,366.207
Percentage of Outstanding Shares 48.028%
Percentage of Shares Voted 79.302%

Shares Voted Against 2,815,123.196
Percentage of Outstanding Shares 2.126%
Percentage of Shares Voted 3.511%

Shares Abstained        310,995.891
Percentage of Outstanding Shares      0.235%
Percentage of Shares Voted       0.388%
Broker Non-Votes       13,469,786.000

 3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Diversified Income Fund
Shares Voted For 236,542,353.523
Percentage of Outstanding Shares 37.017%
Percentage of Shares Voted 71.884%

Shares Voted Against 11,721,375.093
Percentage of Outstanding Shares 1.834%
Percentage of Shares Voted 3.562%

Shares Abstained 9,084,523.754
Percentage of Outstanding Shares 1.422%
Percentage of Shares Voted 2.761%
Broker Non-Votes 71,712,448.899

Delaware Global Real Estate Opportunities Fund

Shares Voted For 6,085,238.221
Percentage of Outstanding Shares 80.929%
Percentage of Shares Voted 82.379%

Shares Voted Against 25,022.195
Percentage of Outstanding Shares 0.333%
Percentage of Shares Voted 0.339%

Shares Abstained        10,402.000
Percentage of Outstanding Shares      0.138%
Percentage of Shares Voted       0.141%
Broker Non-Votes       1,266,214.000

Delaware U.S. Growth Fund

Shares Voted For 66,013,088.616
Percentage of Outstanding Shares 49.862%
Percentage of Shares Voted 82.331%

Shares Voted Against 361,043.749
Percentage of Outstanding Shares 0.273%
Percentage of Shares Voted 0.450%

Shares Abstained        336,348.929
Percentage of Outstanding Shares      0.254%
Percentage of Shares Voted       0.419%
Broker Non-Votes       13,469,790.000

4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Adviser Funds
Shares Voted For 276,841,786.289
Percentage of Outstanding Shares 35.542%
Percentage of Shares Voted 72.115%

Shares Voted Against 5,466,797.899
Percentage of Outstanding Shares 0.702%
Percentage of Shares Voted 1.424%

Shares Abstained        6,966,088.763
Percentage of Outstanding Shares      0.894%
Percentage of Shares Voted       1.815%
Broker Non-Votes       94,614,410.999

4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Adviser Funds
Shares Voted For 276,183,863.480
Percentage of Outstanding Shares 35.457%
Percentage of Shares Voted 71.944%

Shares Voted Against 6,322,961.795
Percentage of Outstanding Shares 0.812%
Percentage of Shares Voted 1.647%

Shares Abstained        6,767,846.676
Percentage of Outstanding Shares      0.869%
Percentage of Shares Voted       1.763%
Broker Non-Votes       94,614,411.999

4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Adviser Funds
Shares Voted For 277,825,824.039
Percentage of Outstanding Shares 35.668%
Percentage of Shares Voted 72.371%

Shares Voted Against 5,038,256.207
Percentage of Outstanding Shares 0.647%
Percentage of Shares Voted 1.312%

Shares Abstained        6,410,588.705
Percentage of Outstanding Shares      0.823%
Percentage of Shares Voted       1.670%
Broker Non-Votes       94,614,414.999

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

One (1) transaction for the annual period ended April 30, 2015 effected pursuant to Rule 10f-3, attached as Exhibit.

WS: MFG_Philadelphia: 892557: v1

WS: MFG_Philadelphia: 865303: v1